THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$	30.35
Market price	US$	29.07
Premium/(discount)		(4.22%)
Fund size	US$	440.0m

Source: State Street Corporation

At 30 September 2006	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	2.5	3.1
Year to date	30.8	15.9
One year	35.1	19.0
Three years %pa	17.4	17.2

Past performance is not a guide to future returns.

Source: State Street Corporation. NAV-NAV performance.

* Source for index data: MSCI.
MANAGER’S COMMENTARY
I’d like a proponent of rational markets to explain to me how the Initial Public Offering (IPO) of a state-controlled manufacturer of nitrogen fertilizer can be 477X oversubscribed. It has been a similar story for almost all Chinese IPOs this month, whether China Merchants Bank, Oriental Education, Mindray (medical equipment) or Jutal Oil Services. (OK, so we subscribed to some of them, took our miniscule allocation and sold it for quick gains — you can only take principles so far). As of the end of the month, China Merchants Bank’s Hong Kong-listed stock was still trading at a 12% premium to its A-share. Clearly, a lot of money is still sloshing around looking for a home.
When ‘liquidity’ is the sole reason being given for a market doing well, I get nervous. But we have seen some good interim results from portfolio companies, most recently Natural Beauty and BYD. The retreat in commodity prices — such as oil, rubber, and sugar — will, if sustained, improve the margins of the manufacturers that loom large in the Fund’s portfolio, given our management-owned bias. What could derail this happy prospect is evidence that the US slowdown is more severe than expected. The massive (US$20 billion) simultaneous listing of Industrial and Commercial Bank of China’s H- and A-shares at the end of October might also cause some indigestion. Reapplying our rather flexible principles against investing in state-owned enterprises (SOEs) — and especially banks — we’ll steer clear of this one.
Regarding ‘liquidity’ there was one important official statement last month that commentators largely overlooked. Li Rongrong, head of the State-owned Assets Supervision and Administration Commission (SASAC), which oversees many SOEs, stated that these companies would be required to pay dividends starting from next year. When you consider that the 166 companies he oversees made first-half profits of US$44 billion, up 16% year on year, you can see his point. This should encourage more rational decision-making; SOEs currently use surplus cash to (over)expand capacity, create white-elephant schemes, or to punt in the stockmarket. Li repeated that SASAC were working on the details of a new scheme to allow SOEs to offer management incentives in the form of options. This will be an important development if it encourages SOE managers to think like owners rather than civil servants.
Economic statistics generally showed a continuing, mild deceleration in economic growth, although their accuracy is in doubt; dictatorships generally get told what they want to hear. The exception was the record US$18.8 billion trade surplus in August, which created further upward pressure on the renminbi, and forced the government into the unfair step of cutting VAT rebates on various types of exports.
Chris Ruffle, Martin Currie Inc*
INVESTMENT STRATEGY
The Fund is 94.9% invested with holdings in 74 companies. Markets were unmoved by the arrest of Shanghai party boss Chen Liangyu (more important than the mayor in the Chinese hierarchy), though we took the opportunity to take profits in the Fund’s only Shanghai-focused property developer, Shimao. The ‘red tide’ protests to unseat Chen Shui-bian did not deter us from our bullish stance on Taiwan, presaging as they do an upcoming political change. News at month-end that Standard Chartered Bank was to bid for Hsinchu International Bank at 2.2X book value was also an encouraging sign of progress in consolidation of this laggard sector.

This month, besides selling Shimao, we took advantage of strong interim results to take profits in Digital China and cut Solomon Systech. We shifted the cash to a number of our Taiwan names, including Chengshin Tyre, Novatek, Wah Lee and Lien Hwa.
Chris Ruffle, Martin Currie Inc*

* Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established Martin Currie China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
DIRECT INVESTMENT MANAGER’S COMMENTARY
Following the announcement of new regulations governing mergers and acquisitions involving Peoples Republic of China (PRC) companies and the setting-up of offshore holding structures, there has been some uncertainty in deal closures as investors adapt to the new requirements. But we expect that this will have only a short-term effect, as underlying deal activity continues apace, demonstrating investors’ keen interest in PRC companies.
We are at the advanced stage of some new deals, all of which involve service companies focused on China’s domestic economy. As cost pressures and margins squeeze China’s export-orientated businesses, these types of companies will continue to be our main focus. We are also monitoring the strong demand for high-quality PRC assets to add value and realize liquidity from the existing direct investment portfolio.
KOH Kuek Chiang, Asian Direct Capital Management

30 SEPTEMBER 2006
FUND DETAILS

Market cap	US$ 419.4m
Shares outstanding	14,496,220
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management
Source: State Street Corporation.
ASSET ALLOCATION
Hong Kong 34.2% Hong Kong ‘H’ shares 7.1% Taiwan 26.9% Singapore 1.0% United States ‘N’ shares 2.0% ‘A’ share access product 21.3% Direct 2.4% Other assets & liabilities 5.1%
Source: State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	18.9%	9.2%
Consumer discretionary	14.6%	6.0%
Information technology	13.2%	25.7%
Financials	10.4%	30.9%
Energy	10.0%	7.4%
Consumer staples	7.2%	1.1%
Materials	6.0%	6.2%
Utilities	5.7%	5.3%
Healthcare	4.1%	—
Telecommunications	3.4%	8.2%
Index fund	1.4%	—
Other assets & liabilities	5.1%	—

Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	2.5	1.3
Year to date	30.8	25.4
Three years %pa	17.4	12.9
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (2.4%)

CDW Holdings Ltd	Information technology	1.7%
Captive Finance	Financials	0.7%
teco Optronics	Information technology	—
15 LARGEST LISTED INVESTMENTS (39.5%)

Chaoda Modern Agriculture	Consumer staples	4.8%
Shanghai International Airport	Industrials	3.4%
Shanghai Zhenhua Port Machinery	Industrials	3.3%
Xinao Gas	Utilities	2.7%
Merry Electronics	Consumer discretionary	2.6%
Cathay Financial	Financials	2.6%
China Merchants Bank	Financials	2.6%
China Petroleum & Chemical	Energy	2.4%
Huaneng Power International	Energy	2.4%
Lenovo	Information technology	2.3%
Shangri-La Asia	Consumer discretionary	2.2%
TPV Technology	Industrials	2.2%
Golden Meditech	Healthcare	2.0%
Anhui Expressway	Utilities	2.0%
Fubon Financial	Financials	2.0%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	2.5	1.1	30.8	35.1	17.4	26.2	9.6
MSCI Golden Dragon	3.1	5.8	15.9	19.0	17.2	18.0	n/a
Hang Seng Chinese Enterprise	2.9	4.3	32.5	35.2	29.9	32.8	n/a
Shanghai Stock Exchange 180	6.0	2.3	51.4	51.3	8.7	n/a	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2006 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each Index please see the final page of this document.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 September 2006.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 September 2006.
DIVIDEND HISTORY CHART

Total	0.91	0.61	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51
Income	0.09	0.01	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22
Long-term capital	0.04	0.24	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29
Short-term capital	0.79	0.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00
Past performance is not a guide to future returns.
Source: State Street Corporation.

THE PORTFOLIO — IN FULL	AT 30 SEPTEMBER 2006

Sector	Company (BBG ticker)		Price		Holding	Value $	% of portfolio
Hong Kong							34.2%
Chaoda Modern Agriculture	682	HK	HK$	4.8	34,089,900	20,913,512	4.8%
Xinao Gas	2688	HK	HK$	8.0	11,560,000	11,869,193	2.7%
Lenovo	992	HK	HK$	3.1	25,646,000	10,071,970	2.3%
Shangri-La Asia	0069	HK	HK$	17.3	4,318,000	9,532,009	2.2%
TPV Technology	903	HK	HK$	7.4	9,968,000	9,467,016	2.1%
Golden Meditech	8180	HK	HK$	2.0	35,040,000	8,769,444	2.0%
Zhejiang Expressway	576	HK	HK$	5.2	10,304,000	6,850,290	1.6%
Zijin Mining	2899	HK	HK$	3.9	11,194,000	5,559,934	1.3%
China Insurance International	966	HK	HK$	6.1	6,974,000	5,424,103	1.2%
Huabao International	336	HK	HK$	3.2	12,790,000	5,170,761	1.2%
Comba Telecom Systems	2342	HK	HK$	2.4	16,118,000	4,902,672	1.1%
China Shineway Pharmaceutical	2877	HK	HK$	4.8	7,615,000	4,642,339	1.1%
China Fire Safety	8201	HK	HK$	0.7	50,380,000	4,590,816	1.0%
Li Ning	2331	HK	HK$	8.9	3,726,000	4,256,045	1.0%
Ports Design	589	HK	HK$	12.0	2,678,500	4,125,211	0.9%
Parkson Retail	3368	HK	HK$	28.9	1,111,500	4,115,557	0.9%
Digital China	861	HK	HK$	3.2	10,000,000	4,042,815	0.9%
China Travel	0308	HK	HK$	1.7	18,148,000	4,006,181	0.9%
China Ting	3398	HK	HK$	1.7	17,366,000	3,788,978	0.9%
Fountain Set	420	HK	HK$	2.1	13,026,000	3,510,781	0.8%
China Rare Earth	769	HK	HK$	1.6	15,254,000	3,073,667	0.7%
Natural Beauty Bio-Technology	157	HK	HK$	0.7	32,780,000	2,860,825	0.6%
Yorkey Optical International	2788	HK	HK$	2.5	7,128,000	2,241,337	0.5%
Sinochem Hong Kong	297	HK	HK$	2.8	5,000,000	1,796,807	0.4%
Beiren Printing Machinery	187	HK	HK$	1.7	7,000,000	1,473,381	0.3%
Asia Zirconium	395	HK	HK$	0.7	12,916,000	1,110,647	0.2%
China Merchants Bank	3968	HK	HK$	11.0	671,500	946,284	0.2%
Ocean Grand Chemicals	2882	HK	HK$	0.3	17,379,000	691,448	0.2%
Arcontech	8097	HK	HK$	0.1	18,386,000	235,972	0.1%

Hong Kong ‘H’ shares							7.1%
Anhui Expressway	995	HK	HK$	5.5	12,406,000	8,757,251	2.0%
BYD	1211	HK	HK	22.5	2,635,500	7,644,425	1.7%
China Oilfield Services	2883	HK	HK$	4.2	12,650,000	6,802,646	1.5%
China Shenhua Energy	1088	HK	HK$	12.5	3,435,000	5,528,377	1.3%
Lianhua Supermarket	980	HK	HK$	9.0	2,130,000	2,460,342	0.6%

Taiwan							26.9%
Merry Electronics	2439	TT	NT$	118.0	3,260,507	11,624,438	2.6%
Cathay Financial	2882	TT	NT$	66.3	5,708,370	11,434,849	2.6%
Fubon Financial	2881	TT	NT$	27.5	10,387,000	8,614,643	2.0%
Tripod Technology	3044	TT	NT$	101.0	2,608,845	7,961,125	1.8%
Chunghwa Telecom	2412	TT	NT$	54.9	4,490,880	7,449,182	1.7%
Advanced Semiconductor Engineering	2311	TT	NT$	30.8	7,838,000	7,282,076	1.7%
China Metal Products	1532	TT	NT$	57.7	3,720,123	6,485,417	1.5%
Yuanta Core Pacific Securities	6004	TT	NT$	22.1	8,983,000	5,984,596	1.4%
Uni-President Enterprises	1216	TT	NT$	29.1	6,729,000	5,916,275	1.3%
Novatek Microelectronics	3034	TT	NT$	156.5	1,183,095	5,594,210	1.3%
Cheng Shin Rubber	2105	TT	NT$	32.4	5,072,544	4,965,645	1.1%
Powertech Technology	6239	TT	NT$	93.2	1,522,000	4,285,834	1.0%
Synnex Technology	2347	TT	NT$	29.5	4,633,000	4,129,421	0.9%
Data Systems Consulting	2447	TT	NT$	27.5	4,566,813	3,794,467	0.8%
Wah Lee Industrial	3010	TT	NT$	65.0	1,805,000	3,544,830	0.8%
ShenMao Technology	3305	TT	NT$	112.0	1,042,800	3,528,774	0.8%
Taiwan Green Point	3007	TT	NT$	85.9	1,348,524	3,499,908	0.8%
Lite-On IT	8008	TT	NT$	29.0	3,848,000	3,371,614	0.8%
Yieh United Steel	9957	TT	NT$	11.4	9,483,000	3,251,969	0.7%
Taiwan FamilyMart	5903	TT	NT$	50.4	1,787,895	2,722,559	0.6%
Formosa Petrochemical	6505	TT	NT$	64.0	1,211,000	2,341,687	0.5%
Lien Hwa Industrial	1229	TT	NT$	14.6	1,858,616	817,067	0.2%

Singapore							1.0%
Bio-Treat Technology	BIOT	SP	SG$	0.7	9,799,000	4,355,798	1.0%

United States ‘N’ shares							2.0%
The9	NCTY	US	US$	21.4	184,861	3,956,025	0.9%
China Techfaith Wireless	CNFT	US	US$	8.0	290,316	2,316,722	0.5%
Mindray Medical International	MR	US	US$	16.7	107,810	1,799,349	0.4%
Chindex International	CHDX	US	US$	14.2	69,987	990,316	0.2%

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
‘A’ share access products						21.3%
Shanghai International Airport		US$	1.8	8,624,267	14,991,331	3.4%
Shanghai Zhenhua Port Machinery		US$	1.1	13,219,652	14,422,640	3.3%
China Petroleum & Chemical		US$	0.9	12,555,997	10,713,594	2.4%
Huaneng Power International		US$	0.6	16,819,531	10,497,244	2.4%
China Merchants Bank		US$	1.3	8,254,855	10,384,608	2.4%
Xinjiang Tebian Electric		US$	1.7	4,676,642	7,856,758	1.8%
iShares Asia Trust-FTSE/Xinhua		HK$	62.7	780,000	6,266,749	1.4%
Youngor		US$	0.7	7,562,730	5,437,603	1.2%
China Yangtze Power		US$	0.8	6,441,077	5,352,535	1.2%
Qinghai Salt Lake Potash		US$	2.3	1,725,209	4,016,286	0.9%
Baoding Tianwei Baobian Electric		US$	2.2	1,761,193	3,859,912	0.9%

Direct						2.4%
CDW Holdings Ltd				60,000,000	7,377,049	1.7%
Captive Finance				2,000,000	3,045,000	0.7%
teco Optronics				1,861,710	150,000	—

Other assets & liabilities					22,379,511	5.1%
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
POBox 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed equity portfolio of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicitly does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established Martin Currie China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

è	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

è	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532
     www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900
     Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.